Granite Point Mortgage Trust Inc. Reports Second Quarter 2018 Financial Results
and Post-Quarter End Business Update

NEW YORK, August 6, 2018 – Granite Point Mortgage Trust Inc. (NYSE: GPMT), a commercial real estate investment trust (REIT) focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments, today announced its financial results for the quarter ended June 30, 2018 and provided an update on its activities subsequent to quarter-end. A presentation containing second quarter 2018 highlights and a business update can be viewed at www.gpmortgagetrust.com.

Second Quarter 2018 Summary

•	GAAP net income of $15.2 million or $0.35 per basic share; Core Earnings(1) of $16.4 million or $0.38 per basic share (including $0.5 million or $0.01 per basic share of prepayment fee income).

•	Taxable income of $20.6 million or $0.47 per basic share; dividend of $0.40 per common share; and book value of $19.02 per common share.

•
Closed 15 senior floating rate commercial real estate loans with total commitments of $498.2 million having a weighted average stabilized LTV of 62%(2) and a weighted average yield of LIBOR + 4.62%(3); funded $445.9 million of principal balance on loans during the quarter, including $32.5 million on existing loan commitments and $2.0 million on upsizing of 2 existing loans, whose total commitments were increased by $12.5 million.

•	Received prepayments and principal amortization of $328.0 million.

•	Owned a portfolio with a principal balance of $2.6 billion, which was over 97% floating rate and over 96% senior commercial mortgage loans with a weighted average stabilized LTV of 63%.

•	Closed an $826.6 million commercial real estate CLO with an advance rate of approximately 80% and a weighted average interest rate at issuance of LIBOR plus 1.27%(4).

•	Closed a $75 million two-year revolving bridge financing facility.

Activity Post Quarter-End

•
Generated a pipeline of senior floating rate commercial real estate loans, with total commitments of over $440 million, and initial funding loan amounts of over $285 million, which have either closed or are in the closing process, subject to fallout.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

(4)	Excludes deferred debt issuance costs.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 7, 2018 at 10:00 a.m. EST to discuss second quarter 2018 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (866) 807-9684, (or (412) 317-5415 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmortgagetrust.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning August 7, 2018 at 12:00 p.m. EST through August 14, 2018 at 12:00 a.m. EST. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10121547. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmortgagetrust.com.

Forward-Looking Statements
This presentation contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 590 Madison Avenue, 38th floor, New York, NY 10022, telephone (212) 364-3200

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-3200, investors@gpmortgagetrust.com.

# # #

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS	(unaudited)
Loans held-for-investment	$2,483,606	$2,304,266
Available-for-sale securities, at fair value	12,798	12,798
Held-to-maturity securities	33,659	42,169
Cash and cash equivalents	92,264	107,765
Restricted cash	16,498	2,953
Accrued interest receivable	7,555	7,105
Deferred debt issuance costs	6,950	8,872
Prepaid expenses	247	390
Other assets	14,320	12,812
Total Assets	$2,667,897	$2,499,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,019,009	$1,521,608
Securitized debt obligations	652,107	—
Convertible senior notes	139,930	121,314
Accrued interest payable	3,280	3,119
Unearned interest income	610	197
Dividends payable	17,408	16,454
Other liabilities	8,191	6,817
Total Liabilities	1,840,535	1,669,509
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,456,234 and 43,235,103 shares issued and outstanding, respectively	435	432
Additional paid-in capital	831,568	829,704
Accumulated other comprehensive income	—	—
Cumulative earnings	58,613	28,800
Cumulative distributions to stockholders	(64,254)	(30,315)
Total Stockholders’ Equity	826,362	828,621
Total Liabilities and Stockholders’ Equity	$2,667,897	$2,499,130

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$42,359	$24,920	$81,152	$47,558
Available-for-sale securities	285	256	557	502
Held-to-maturity securities	836	920	1,721	1,852
Cash and cash equivalents	29	4	56	6
Total interest income	43,509	26,100	83,486	49,918
Interest expense:
Repurchase agreements	14,934	5,493	31,128	10,249
Securitized debt obligations	3,875	—	3,875	—
Convertible senior notes	2,206	—	4,385	—
Revolving credit facilities	220	—	220	—
Note payable to affiliate	—	2,280	—	3,630
Interest expense	21,235	7,773	39,608	13,879
Net interest income	22,274	18,327	43,878	36,039
Other income:
Fee income	564	—	1,446	—
Total other income	564	—	1,446	—
Expenses:
Management fees	3,114	1,925	6,323	3,587
Servicing expenses	494	307	952	629
General and administrative expenses	4,005	1,900	8,237	4,173
Total expenses	7,613	4,132	15,512	8,389
Income before income taxes	15,225	14,195	29,812	27,650
Benefit from income taxes	(2)	(2)	(1)	(1)
Net income	15,227	14,197	29,813	27,651
Dividends on preferred stock	25	—	50	—
Net income attributable to common stockholders	$15,202	$14,197	$29,763	$27,651
Basic earnings per weighted average common share(1)	$0.35	$—	$0.69	$—
Diluted earnings per weighted average common share(1)	$0.34	$—	$0.67	$—
Dividends declared per common share	$0.40	$—	$0.78	$—
Weighted average number of shares of common stock outstanding:
Basic	43,446,963	43,234,205	43,410,796	43,234,205
Diluted	50,634,463	43,234,205	50,598,296	43,234,205
Comprehensive income:
Net income attributable to common stockholders	$15,202	$14,197	$29,763	$27,651
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(16)	16	—	96
Other comprehensive (loss) income	(16)	16	—	96
Comprehensive income attributable to common stockholders	$15,186	$14,213	$29,763	$27,747
(1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 and on. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended June 30, 2018
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$15,202
Adjustments for non-core earnings:
Non-cash equity compensation	1,159
Core Earnings(1)	$16,361

Core Earnings per basic common share	$0.38
Basic weighted average shares outstanding	43,446,963

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.